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                       SECURITIES and EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                October 19, 1999
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                                 Tengasco, Inc.
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             (Exact Name of Registrant as specified in its charter)

                         Commission File Number 0-20975
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        Tennessee                                   87-0267438
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(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                   Identification No.

             603 Main Avenue, Suite 500, Knoxville, Tennessee 37902
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                     (Address of Principal Executive Office

                                 (423) 523-1124
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                         (Registrant's Telephone number)


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Item 1. Business

                  On October 19, 1999, Tengasco, Inc. (the "Company") entered into an agreement with the Natural Gas Utiliy District of Hawkins County, Tennessee ("Hawkins County") amending a prior agreement between the parties dated September 26, 1996.

                  The amendment provides that Hawkins County shall have the right to purchase up to 4,000 MCF/D of natural gas per day from the Company's Swan Creek wells in Hancock County, Tenneseee and that Hawkins County shall have the obligation each month to purchase from the Company, on a best efforts basis, an average minimum daily volume of 500 MCF/D of natural gas meeting minimum quality standards defined in the agreement.

                  The amendment further provides that Hawkins County will have the first option to purchase the Company's production from its Swan Creek wells in excess of 4,000 MCF/D per day up to a volume of 7,000 MCF/D. In the event Hawkins County does not exercise such option or does not purchase its allocated 4,000 MCF/D per day, Hawkins County will transport that gas across its distribution system using existing facilities on behalf of the Company or any other third party purchaser to the extent possible at a cost $0.20 per MMBTU.

                  The Company further agreed that it would dismiss the pending action it commenced against Hawkins County in the Chancery Court for Knox County, Tennessee entitled Tengasco, Inc. v. The Natural Gas Utility
District of Hawkins County, Tennessee, Docket No. 143562-2 which sought to void the agreement.

                  EXHIBITS

                  10.9 Amendment Agreement dated October 19, 1999 between Tengasco, Inc. and The Natural Gas Utily District of Hawkins County, Tennessee


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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: October 25, 1999
                                               Tengasco, Inc.

                                               By: /s/ Malcolm E. Ratliff
                                                   -------------------------
                                                   Malcolm E. Ratliff,
                                                   Chief Executive Officer


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